UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported): April 20, 2007

HANDHELD ENTERTAINMENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32985	98-0430675
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
Identification No.)		of Incorporation)

539 Bryant Street, Suite 403 San Francisco, CA	94107
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 495-6470

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K relating to the entry into a material definitive agreement is incorporated by reference into this Item 1.01.

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 20, 2007, Dorks L.L.C. (“Dorks”), a wholly owned subsidiary of Handheld Entertainment, Inc. (“HHE”) acquired all of the business and assets of HolyLemon.com (the “Acquired Assets”) from Kieran O’Neill (“O’Neill”) pursuant to an Asset Purchase Agreement (“Agreement”) dated April 20, 2007, for an aggregate purchase price of $900,000 consisting (i) $25,000 in cash payable immediately, (ii) $225,000 in cash, which is payable in twenty-four equal monthly installments commencing on May 1, 2007, and (iii) $650,000 in HHE’s common stock based on the average closing price for the five days preceding the closing or 268,595 common shares (the “Shares”). The purchase price for the Acquired Assets may be increased pursuant to an earn-out provision contained in the Agreement if Holylemon.com generates in excess of 1.7 million unique visitors derived from organic sources per month for three consecutive months during the twelve month period commencing on May 1, 2007.

HHE granted O’Neill customary “piggy-back” registration rights with respect to the Shares. Pursuant to the terms of the Agreement, O’Neill may not, directly or indirectly, sell more than one-twelfth (1/12), or 22,383 shares, of the Shares in any thirty-day period for twelve months after the closing of the acquisition notwithstanding any registration of the Shares.

In addition, O’Neill entered into a 24-month consulting agreement with HHE to assist in the transition and continuing operations of the Acquired Assets. Under the terms of the consulting agreement, O’Neill will receive $2,000 per month for consulting services.

HolyLemon.com is an editor-directed Web site focused on user-generated media that is highly optimized for searches and consistently garners top 2 organic search results on Google for the term “funny videos.” Launched in March 2003, HolyLemon.com provides user-submitted and user-generated videos, pictures and games, attracted more than 1.1 million unique visitors in March 2007 and has served more than 26 million page views since January 1, 2007.

The foregoing is not a complete summary of the terms of the transaction described in this Item 2.01, and reference is made to the complete text of the Agreement, the Registration Rights Agreement and the Consulting Agreement attached hereto as Exhibit 2.1, Exhibit 10.1 and Exhibit 10.2, respectively.

Item 8.01    Other Events

On April 24, 2007, HHE issued a press release announcing the acquisition of the Acquired Assets, which is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated April 20, 2007, by and between Dorks L.L.C. and Kieran O’Neill

10.1	Registration Rights Agreement, dated April 20, 2007, by and between Handheld Entertainment, Inc. and Kieran O’Neill.

10.2	Consulting Agreement, dated April 20, 2007, by and between Handheld Entertainment, Inc. and Kieran O’Neill

99.1	Press release dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDHELD ENTERTAINMENT, INC.

Dated: April 24, 2007	By:	/s/ Jeff Oscodar
Name: Jeff Oscodar
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement, dated April 20, 2007, by and between Dorks L.L.C. and Kieran O’Neill

10.1	Registration Rights Agreement, dated April 20, 2007, by and between Handheld Entertainment, Inc. and Kieran O’Neill.

10.2	Consultant Agreement, dated April 20, 2007, by and between Handheld Entertainment, Inc. and Kieran O’Neill

99.1	Press release dated April 24, 2007